EXHIBIT 99.2


                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                           5.75% SENIOR NOTES DUE 2012
                                       OF
                          ASTORIA FINANCIAL CORPORATION


         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for Astoria Financial Corporation's 5.75% Senior Notes due 2012 (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to Wilmington Trust Company, as exchange agent (the "Exchange Agent"), on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or certified or registered mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering Old Notes" in the Prospectus. Capitalized terms not defined herein have the meanings given to them in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                            WILMINGTON TRUST COMPANY


BY CERTIFIED OR REGISTERED MAIL                   BY OVERNIGHT COURIER OR HAND:

    Wilmington Trust Company                        Wilmington Trust Company
     DC-1615 Reorg Services                      Corporate Trust Reorg Services
         P.O. Box 8861                              1100 North Market Street
Wilmington, Delaware 19899-8861                  Wilmington, Delaware 19890-1615

                         FACSIMILE TRANSMISSION NUMBER:
                                 (302) 636-4145
                          (ELIGIBLE INSTITUTIONS ONLY)

                              CONFIRM BY TELEPHONE:
                                 (302) 636-6472

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.



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Ladies and Gentlemen:

         The undersigned hereby tenders to Astoria Financial Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the prospectus, dated _______________, 2002 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Old Notes."

         This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old Notes exactly as its (their) name(s) appear(s) on certificates for Old Notes or on a security position listing the owners of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                            PLEASE SIGN AND COMPLETE

Print Name(s) of Registered Holder(s):__________________________________________

Address(es):____________________________________________________________________

Area Code and Telephone Number:_________________________________________________

Print Name and Title of Authorized Signatory:___________________________________

Total Principal Amount of Old Notes Held By Registered Holder(s): $_____________

Principal Amount of Old Notes Tendered (if different than the
total principal amount):                                          $____________*

If Old Notes will be tendered by forwarding a Certificate or Certificates, provide the Certificate Number(s) (if available):_______________________________

If Old Notes will be tendered by book-entry transfer, provide The Depository Trust Company ("DTC") Account Number:___________________________________________

Date:_______________________

* Tenders of Old Notes will be accepted only in principal amounts of $1,000 or integral multiples thereof.


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     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
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          SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY

x______________________________________     x___________________________________

x______________________________________     x___________________________________


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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at the address set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the transfer of such Old Notes to the Exchange Agent's account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimiles thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

        THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTERS OF TRANSMITTAL AND THE OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO THE UNDERSIGNED.

PLEASE TYPE OR PRINT.


NAME OF FIRM:___________________________________________________________________

ADDRESS (INCLUDING ZIP CODE):___________________________________________________

AREA CODE AND TELEPHONE NUMBER:_________________________________________________

AUTHORIZED SIGNATURE:___________________________________________________________

NAME:___________________________________________________________________________

TITLE:__________________________________________________________________________

DATE:___________________________________________________________________________

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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